Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:

Joe Wilkinson	Patrick Smith
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
joewilkinson@deltek.com	patricksmith@deltek.com

Deltek Reports Q1 License Revenue Up 25% and

Non-GAAP Operating Income up 28% compared to Q1 2009;

Q1 Non-GAAP Operating Income Margin increases to 21.6%

HERNDON, Va. – April 29, 2010 – Deltek, Inc. (Nasdaq: PROJ), the leading provider of enterprise applications software and solutions for project-focused businesses, today announced financial results for its first quarter ended March 31, 2010.

Q1 license revenue was $14.0 million, an increase of 24.7% compared to the first quarter of 2009. Maintenance and support revenue in the first quarter was $32.6 million, up 6.5% from the prior year. Consulting services revenue for Q1 was $17.2 million, compared to $20.1 million in Q1 2009, a decline of 14%. Total revenue for the first quarter of 2010 was $63.8 million, up 2.9% from last year’s first quarter.

Q1 GAAP operating income increased 59% to $9.2 million from $5.8 million in the first quarter of 2009. Q1 GAAP operating income margin was 14.4%, up from 9.4% for Q1 of the prior year. Non-GAAP operating income for the first quarter of 2010 increased 28.2% to $13.8 million, from $10.7 million in 2009. Non-GAAP operating income margin was 21.6% for Q1 2010 and up from 17.3 % in the prior year.

Q1 GAAP net income was $4.2 million, or $0.06 per diluted share, compared to $2.7 million, or $0.06 per diluted share, in the first quarter of 2009. Non-GAAP net income for the first quarter of 2010 was $6.9 million, or $0.11 per diluted share, compared to $5.6 million, or $0.12 per diluted share, in Q1 2009.

Non-GAAP operating income and margin exclude the pre-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, and restructuring charges. Non-GAAP net income excludes the same items on a net-of-tax basis.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

“The significant increase in our Q1 license revenue and operating margins was driven by growth in both our Architecture & Engineering and international markets, the improving level of confidence among our customers, and our continuing focus on our profitability,” said Kevin Parker, Deltek’s president and CEO. “We also saw a significant increase in sales to our existing customers as they expanded their use of Deltek solutions across their organizations, an important indication of customer growth and improving business confidence.”

Sequential Results (Q1 2010 vs. Q4 2009)

Total revenue for the first quarter of 2010 was $63.8 million compared to $70.3 million in Q4 2009. License revenue for Q1 2010 was $14.0 million compared to $19.2 million in the fourth quarter of 2009. Maintenance and support revenue in the first quarter of 2010 was $32.6 million, up from $32.3 million in Q4 2009. Consulting services revenue for Q1 2010 was $17.2 million compared to $18.8 million in Q4 2009.

Q1 GAAP operating income was $9.2 million compared to $14.1 million in the fourth quarter of 2009. GAAP operating income margin was 14.4% for Q1 2010 and 20% for Q4 of 2009. Non-GAAP operating income for the first quarter of 2010 was $13.8 million compared to $18.2 million in the fourth quarter of 2009. Non-GAAP operating income margin was 21.6% for Q1 2010 compared to 25.9% for Q4 2009.

Q1 GAAP net income was $4.2 million, or $0.06 per diluted share, compared to $7.2 million, or $0.11 per diluted share, in the fourth quarter of 2009. Non-GAAP net income for the first quarter of 2010 was $6.9 million, or $0.11 per diluted share, compared to $9.8 million, or $0.15 per diluted share, in Q4 2009.

Non-GAAP operating income and margin exclude the pre-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, and restructuring charges. Non-GAAP net income excludes the same items on a net-of-tax basis.

The sequential variances primarily reflect the historic pattern of seasonal fluctuations in the company’s business.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Recent Highlights

•

Deltek and FedSources entered into a partnership to offer the industry’s first opportunity-based teaming centers through Deltek’s breakthrough govWin network. These unique teaming centers provide one central location to review the latest content on individual government program opportunities, discover teaming partners, and form the optimal team to win business from government programs. With this partnership, the govWin network now includes a pre-built teaming center specifically targeted to winning business within the massive Eagle II program.

•

VSE Corporation, one of the fastest-growing government contractors in the nation, is standardizing on Deltek’s government contracting solutions to power its continued growth. A longtime Costpoint user, VSE has entered into a multi-year agreement to use Deltek software to further enhance business performance and increase customer service. VSE recently deployed Deltek Performance Management (DPM) to offer dashboards for executive and business managers, implemented Deltek Cobra to assist with the execution of a major government contract, and became an enterprise customer of Deltek’s govWin network to find teaming partners and win new business.

•

Deltek’s govWin network was successfully launched in January, and by the end of the quarter had achieved a number of important milestones, with more than 10,000 registered users across the entire government contracting market. During the quarter, a number of Deltek Costpoint customers have subscribed to govWin’s Supplier Management Solution to enable them to better manage their supplier networks, and Deltek added its first govWin CRM customers, who will be utilizing Deltek’s SaaS solution to power their business development initiatives.

•

The Tatitlek Corporation, an Alaska Native Corporation headquartered in Anchorage, Alaska, selected Deltek’s Costpoint to streamline its processes and power its rapid growth strategy. Tatitlek will utilize Deltek’s market-leading government contracting solutions to automate important functions such as time collection, payroll, and fixed-asset tracking. The company will also leverage Costpoint CRM to improve the efficiency and effectiveness of its business development processes, and Deltek Performance Management to drive business intelligence across the organization. Tatitlek is an important addition to Deltek’s strong customer base of Alaska Native Corporations.

•

Altus Group, a leading Canada-based global provider of real estate consulting services, selected Deltek Vision to streamline its entire back and front offices to increase organizational efficiency. Altus Group also purchased Vision Performance Management and will leverage the role-based dashboards in the solution to make important business decisions based on real-time metrics. The deal with Altus Group represents another major win in Canada, further demonstrating Deltek’s continuing momentum in this region.

•

After a successful multi-year implementation process, SAIC has completed its company-wide roll-out of Deltek Costpoint across their rapidly growing government contracting business. By replacing their legacy systems with Costpoint, SAIC has standardized on a single scalable platform and delivered significant improvements to their core operational and financial capabilities. Powered by the industry leading functionality and capabilities of Costpoint, SAIC has over 35,000 employees delivering over 40,000 projects around the world.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s first quarter results. To access this call, dial 1-877-381-6419 in North America and 1-706-643-9496 outside North America. No password is required to join the call. The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through May 6, 2010 by dialing 1-800-642-1687 in North America and 1-706-645-9291 outside North America (pass code: 68715452). The replay also will be available through May 6, 2010 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) is the leading provider of enterprise applications software and solutions designed specifically for project-focused businesses. For more than two decades, our software applications have enabled organizations to automate mission-critical business processes around the engagement, execution and delivery of projects. More than 12,000 customers worldwide rely on Deltek to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Deltek also offers govWin, the industry’s only online community dedicated to solving common business problems for government contractors. The govWin network delivers unique and specialized content, offers innovative matching capabilities to establish and manage teaming opportunities, and provides applications to identify, pursue, and win government contracts. Over 10,000 registered members, prime contractors, and small businesses are part of the govWin community. For more information, visit www.govwin.com.

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin and adjusted EBITDA. The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, and restructuring charges. Non-GAAP operating income and margin are defined as GAAP operating income before the pre-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, and restructuring charges. Adjusted EBITDA is defined as GAAP net income before interest expenses (net of interest income), provision for income taxes, depreciation, amortization, stock-based compensation, expenses associated with the Company’s 2005 recapitalization, and restructuring charges.

The Company believes that the presentation of these non-GAAP financial measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of operating results from period-to-period, enhance the overall understanding of the Company’s financial performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income and adjusted EBITDA, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
REVENUES:
Software license fees	$14,004	$11,226
Consulting services	17,218	20,066
Maintenance and support services	32,571	30,597
Other revenues	11	104

Total revenues	63,804	61,993

COST OF REVENUES:
Cost of software license fees	1,020	1,388
Cost of consulting services	14,565	17,317
Cost of maintenance and support services	6,114	5,740
Cost of other revenues	18	43

Total cost of revenues	21,717	24,488

GROSS PROFIT	42,087	37,505

Research and development	11,103	10,871
Sales and marketing	11,041	11,519
General and administrative	9,753	7,905
Restructuring charge	973	1,413

Total operating expenses	32,870	31,708

INCOME FROM OPERATIONS	9,217	5,797
Interest income	12	11
Interest expense	(2,706)	(1,509)
Other income (expense), net	49	(3)

INCOME BEFORE INCOME TAXES	6,572	4,296
Income tax expense	2,406	1,642

NET INCOME	$4,166	$2,654

EARNINGS PER SHARE
Basic	$0.06	$0.06

Diluted	$0.06	$0.06

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	64,440	46,672

Diluted weighted average shares	65,717	47,290

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$119,252	$132,636
Accounts receivable, net of allowance of 2,463 and 2,658 at March 31, 2010 and December 31, 2009, respectively	39,215	42,531
Deferred income taxes	2,790	6,014
Prepaid expenses and other current assets	10,828	11,256
Income taxes receivable	145	—

TOTAL CURRENT ASSETS	172,230	192,437

PROPERTY AND EQUIPMENT, NET	10,630	11,371
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	507	618
LONG-TERM DEFERRED INCOME TAXES	7,763	6,359
INTANGIBLE ASSETS, NET	15,459	13,748
GOODWILL	70,200	63,910
OTHER ASSETS	3,119	3,165

TOTAL ASSETS	$279,908	$291,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$30,220	$44,707
Accounts payable and accrued expenses	26,592	26,740
Accrued liability for redemption of stock in recapitalization	317	317
Deferred revenues	46,579	40,176
Income taxes payable	—	992

TOTAL CURRENT LIABILITIES	103,708	112,932

LONG-TERM DEBT	121,723	134,250
OTHER TAX LIABILITIES	1,898	1,871
OTHER LONG-TERM LIABILITIES	4,623	1,875

TOTAL LIABILITIES	231,952	250,928
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at March 31, 2010 or December 31, 2009	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 67,255,414 and 66,292,415 shares at March 31, 2010 and December 31, 2009, respectively	67	66
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at March 31, 2010 and December 31, 2009	—	—
Additional paid-in capital	252,987	249,798
Accumulated deficit	(204,343)	(208,509)
Accumulated other comprehensive deficit	(755)	(675)

TOTAL STOCKHOLDERS’ EQUITY	47,956	40,680

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$279,908	$291,608

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,166	$2,654
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	382	1,389
Depreciation and amortization	2,255	2,859
Amortization of debt issuance costs	322	270
Stock-based compensation expense	2,608	2,011
Employee stock purchase plan expense	62	109
Restructuring charge, net	479	529
Loss on disposal of fixed assets	3	6
Deferred income taxes	1,627	(1,188)
Change in assets and liabilities, net of effects from acquisition:
Accounts receivable, net	2,981	6,662
Prepaid expenses and other assets	442	(995)
Accounts payable and accrued expenses	(1,263)	(2,022)
Income taxes receivable/payable	(687)	1,474
Excess tax (deficiency) benefit from stock awards	(451)	46
Other tax liabilities	24	88
Other long-term liabilities	(230)	(147)
Deferred revenues	6,949	3,624

Net Cash Provided by Operating Activities	19,669	17,369

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(6,109)	—
Purchase of property and equipment	(499)	(292)
Capitalized software development costs	—	(150)

Net Cash Used in Investing Activities	(6,608)	(442)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	391	90
Excess tax benefit (deficiency) from stock awards	451	(46)
Proceeds from issuance of stock under employee stock purchase plan	413	310
Shares withheld for minimum tax withholding on vested restricted stock awards	(661)	—
Repayment of debt	(27,015)	(10,154)

Net Cash Used in Financing Activities	(26,421)	(9,800)

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(24)	37

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,384)	7,164

CASH AND CASH EQUIVALENTS––Beginning of period	132,636	35,788

CASH AND CASH EQUIVALENTS––End of period	$119,252	$42,952

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2009	2010	2009
Net Income (GAAP Basis)	$7,234	$4,166	$2,654
Income Tax Expense	4,178	2,406	1,642

Pre-Tax Income (GAAP Basis)	$11,412	$6,572	$4,296
Adjustments:
Stock-based Compensation	2,431	2,670	2,120
Recapitalization Retention Expense	—	—	145
Amortization of Acquired Intangibles	989	904	1,264
Restructuring Charge	766	973	1,413

Adjusted Pre-Tax Income	15,598	11,119	9,238

Less: Adjusted Income Tax Expense	5,827	4,198	3,589

Non-GAAP Net Income	$9,771	$6,921	$5,649

Non-GAAP Earnings Per Share (diluted)	$0.15	$0.11	$0.12

Weighted Average Shares	65,411	65,717	47,290

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended December 31,		Three Months Ended March 31,
	2009		2010		2009
Operating Income and Margin - GAAP	$14,054	20%	$9,217	14%	$5,797	9%
Stock-based Compensation	2,431		2,670		2,120
Recapitalization Retention Expense	—		—		145
Amortization of Acquired Intangibles	989		904		1,264
Restructuring Charge	766		973		1,413

Operating Income and Margin - Non-GAAP	$18,240	26%	$13,764	22%	$10,739	17%

Total Revenues	$70,345		$63,804		$61,993

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2009	2010	2009
Net Income (GAAP Basis)	$7,234	$4,166	$2,654
Stock-based Compensation	2,431	2,670	2,120
Recapitalization Retention Expense	—	—	145
Depreciation	1,304	1,240	1,247
Amortization	1,197	1,015	1,611
Interest Expense, net	2,693	2,694	1,498
Income Tax Expense	4,178	2,406	1,642
Restructuring Charge	766	973	1,413

Adjusted EBITDA	$19,803	$15,164	$12,330

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2009	2010	2009
Cost of Consulting Services	$192	$136	$445
Cost of Maintenance and Support Services	166	190	103
Research and Development	519	540	575
Sales and Marketing	563	662	385
General and Administrative	991	1,142	757

Total	$2,431	$2,670	$2,265

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2009	2010	2009
Cost of Software License Fees	$80	$140	$355
Cost of Consulting Services	19	20	20
Cost of Other Revenues	10	15	—
Sales and Marketing	880	726	871
General and Administrative	—	3	18

Total	$989	$904	$1,264

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2009	2010	2009
Cost of Software License Fees	$290	$254	$706
Cost of Consulting Services	374	393	418
Cost of Maintenance and Support Services	213	237	212
Cost of Other Revenues	10	15	—
Research and Development	417	303	283
Sales and Marketing	1,071	866	1,095
General and Administrative	126	187	144

Total	$2,501	$2,255	$2,858